Exhibit 4(d)

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NUMBER SPECIMEN	SHARES SPECIMEN

PAR VALUE $.01 PER SHARE	SEE REVERSE FOR
CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP

FAIR ISAAC CORPORATION

This Certifies that	SPECIMEN

is the owner of	SPECIMEN

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

Fair Isaac Corporation, transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the transfer agent and the registrar.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:

COUNTERSIGNED AND REGISTERED:		PRESIDENT AND CHIEF EXECUTIVE OFFICER

TRANSFER AGENT AND
REGISTRAR		VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

AUTHORIZED OFFICER	SEAL

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -		Custodian

			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties		Under Uniform Gifts to Minors Act

(State)
JT TEN	-as joint tenants with right
	of survivorship and not as	UNIF TRF MIN ACT -		Custodian (until age )
tenants in common
(Cust)
Under Uniform Transfers to

(Minor)
	Additional abbreviations may also be used though not in the above list.		Minors Act

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF ASSIGNEE SHOULD BE PRINTED)

Shares

of the stock represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated	20

SIGNATURE
SIGNATURE

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Fair Isaac Corporation (the “Company”) and Mellon Investor Services LLC (the “Rights Agent”), dated as of August 9, 2001 or as subsequently amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights “Beneficially Owned” by “Acquiring Persons” (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights may become null and void.